                                                                      EXHIBIT 12

                       Ratio of Earnings to Fixed Charges
      and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                              (Dollars in millions)


                                                    Three Months Ended                            Fiscal Year
                                            --------------------------------     -----------------------------------------------
                                              February 28,      February 29,
                                                  2001              2000              2000            1999             1998
                                            --------------     -------------     -------------    -------------    -------------
Ratio of Earnings to Fixed Charges

Earnings:
     Income before income taxes(1)                 $1,693            $2,432            $8,526           $7,728           $5,385
     Add:  Fixed charges, net                       6,226             3,965            18,334           12,626           13,564
                                            --------------     -------------     -------------    -------------    -------------
        Income before income taxes and
           fixed charges, net                      $7,919            $6,397           $26,860          $20,354          $18,949
                                            ==============     =============     =============    =============    =============

Fixed charges:
     Total interest expense                        $6,182            $3,932           $18,183          $12,515          $13,464
     Interest factor in rents                          47                33               156              111              100
                                            --------------     -------------     -------------    -------------    -------------

        Total fixed charges                        $6,229            $3,965           $18,339          $12,626          $13,564
                                            ==============     =============     =============    =============    =============

Ratio of earnings to fixed charges                    1.3               1.6               1.5              1.6              1.4

Ratio of Earnings to Fixed Charges and
     Preferred Stock Dividends

Earnings:
     Income before income taxes(1)                 $1,693            $2,432            $8,526           $7,728           $5,385
     Add:  Fixed charges, net                       6,226             3,965            18,334           12,626           13,564
                                            --------------     -------------     -------------    -------------    -------------
        Income before income taxes and
           fixed charges, net                      $7,919            $6,397           $26,860          $20,354          $18,949
                                            ==============     =============     =============    =============    =============

Fixed charges:
     Total interest expense                        $6,182            $3,932           $18,183          $12,515          $13,464
     Interest factor in rents                          47                33               156              111              100
     Preferred stock dividends                         14                14                56               72               87
                                            --------------     -------------     -------------    -------------    -------------

        Total fixed charges and preferred
           stock dividends                         $6,243            $3,979           $18,395          $12,698          $13,651
                                            ==============     =============     =============    =============    =============

Ratio of earnings to fixed charges and
     preferred stock dividends                        1.3               1.6               1.5              1.6              1.4

                                                      Fiscal Year
                                              ----------------------------

                                                  1997            1996
                                              ------------    ------------
Ratio of Earnings to Fixed Charges

Earnings:
     Income before income taxes(1)                 $4,274          $3,117
     Add:  Fixed charges, net                      10,898           9,026
                                              ------------    ------------
        Income before income taxes and
           fixed charges, net                     $15,172         $12,143
                                              ============    ============

Fixed charges:
     Total interest expense                       $10,806          $8,934
     Interest factor in rents                          92              92
                                              ------------    ------------

        Total fixed charges                       $10,898          $9,026
                                              ============    ============

Ratio of earnings to fixed charges                    1.4             1.3

Ratio of Earnings to Fixed Charges and
     Preferred Stock Dividends

Earnings:
     Income before income taxes(1)                 $4,274          $3,117
     Add:  Fixed charges, net                      10,898           9,026
                                              ------------    ------------
        Income before income taxes and
           fixed charges, net                     $15,172         $12,143
                                              ============    ============

Fixed charges:
     Total interest expense                       $10,806          $8,934
     Interest factor in rents                          92              92
     Preferred stock dividends                        110             101
                                              ------------    ------------

        Total fixed charges and preferred
           stock dividends                        $11,008          $9,127
                                              ============    ============

Ratio of earnings to fixed charges and
     preferred stock dividends                        1.4             1.3


(1) Fiscal 2001 and fiscal 1998 income before income taxes does not include a cumulative effect of accounting change.

"Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.